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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-148292), Form S-3 (Nos. 333-27931, 333-70351, 333-91827, 333-39436, 333-48930, 333-70858, 333-75590, 333-110527 and 333-139181) and S-8 (Nos. 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182 and 333-149399) of JDS Uniphase Corporation of our report dated August 24, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 24, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM